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                                                                   Exhibit 10.25

                            Translation from Russian

                         CONTRACT OF AGENCY NO. A - 618
                    ON THE MANAGEMENT OF THE INVESTMENT FUND

      Moscow                                                November 24, 1998

      Closed Joint-Stock Company "Pioneer First" Company for the Management of Investment Funds" (the "Manager") represented by its General Director Ms. Churaeva M.N., acting on the basis of its Charter, and Open Joint-Stock Company "First Investment Voucher Fund" (the "Fund"), represented by Mr. Chebotarev M.Yu., its Board of Directors' Chairman, acting on the basis of its Charter and Minutes of the Board of Directors' Meeting No.9 (77) of November 24, 1998, have entered into this Contract with respect to the following:

1.    SUBJECT OF THE CONTRACT:

1.2 The Fund charges and the Manager accepts an obligation to manage the Fund in accordance with the current Russian legislation in force.

2.    MANAGERS' RIGHTS AND OBLIGATIONS:

2.1 In accordance with the terms and conditions of this Contract, Manager is the Fund's sole executive body and has the right to perform all necessary acts allowed under the Russian law to be performed by a sole executive body of a joint-stock company. While carrying out its obligations, the Manager shall act on the basis of this Contract and of a Power of Attorney issued by the Fund (Board of Directors).

2.2 The Manager shall carry out its obligations in accordance with the current legislation of the Russian Federation, including the following:

2.2.1 Ensure an effective management of the Fund in the interests of the Fund's shareholders;
2.2.2 Submit to the Fund's Board of Directors reports on the Fund's activities;
2.2.3 Arrange submission of information regarding the Fund's activities in accordance with the requirements of the Russian legislation in force;
2.2.4 Arrange Fund's book-keeping and financial reporting;
2.2.5 On behalf of the Fund enter into the following agreements:
o With Specialized Depository -- on keeping and controlling all the Fund's property rights;
o With Specialized Registrar -- on keeping a Register of the Fund's securities owners;
o With an Independent Appraiser -- on performing an assessment of the market value of the Fund's property;
o With an Auditor -- on conducting audits, and arrange the fulfillment of the Fund's obligations under these agreements.
      According to the terms and conditions of these agreements, they shall become effective after being approved by the Fund's Board of Directors.
      According to this Contract, services provided by a Specialized Depository, a Registrar, an Independent Appraiser and an Auditor shall be paid for by the Fund;
2.2.6 Ensure accurate and full payment of the dividends to the Fund's shareholders;
2.2.7 Take all necessary measures allowed by the Russian law to protect the interests of the Fund's shareholders;
2.2.8 On behalf and in the name of the Fund, conduct all administrative functions, correspondence, etc.;
2.2.9 Provide assistance to the Fund's advertisement program and provide other services, as agreed upon by the Manager and the Fund.

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2.3   In order to fulfill its obligations, the Manager has the right:
2.3.1 On behalf and in the name of the Fund to enter into securities- and other property transactions, as well as money- transactions in order to invest into securities and other assets in accordance with the Russian legislation and the Fund's Charter;
2.3.2 To represent the Fund in all government/executive agencies of the Russian Federation, courts, arbitral courts, enter into agreements with commercial organizations, and conduct other activities aimed at the fulfillment of the Fund's rights and obligations;
2.3.3 To have one representative to be present as an observer at the Board of Directors' Meetings, except for those meetings of the Board where the Directors are voting on the issues connected with the Manager's activity or terms and conditions of a Contract with the Manager.

2.4   The Manager shall not:
2.4.1 Acquire in the name of the Fund assets not listed in the Fund's investment declaration;
2.4.2 Enter in the name of the Fund in the transactions violating the Russian legislation in force;
2.4.3 Dispose of the Fund's property free of charge;
2.4.4 Act in violation to the Russian legislation in force.

3.    FUND'S RIGHTS AND OBLIGATIONS

3.1 Fund shall pay to the Manager a remuneration not exceeding 5% of the Fund's net assets (without VAT). VAT is payable by the Fund. Fund is not compensating Manager's expenses, except those directly specified by the Russian legislation in force.
3.2 The amount of Manager's remuneration for a certain period of time under this Contract shall be set forth in an Act, which shall not contradict terms of Section 3.1 above. The Act shall be in writing, shall be signed by the Parties' representatives and is regarded as an integral part of this Contract.
3.3   The Manager's remuneration shall be payable not often that once a month.
3.4 The Fund shall ensure that all necessary conditions for the Manager's activities under this Contract are present.

4.    TERM OF THE CONTRACT; PARTIES' OBLIGATIONS

4.1 This Contract becomes effective at the moment of its signing by the Parties. The duration of this Contract is indefinite.
4.2   This Contract can be terminated:
4.2.1 By a mutual agreement of the Parties;
4.2.2 Unilaterally, on the basis of the Fund's Board of Directors' decision; the Board of Directors shall send to the Manager a written notice; the Contract is considered terminated after one month from the day of the Manager's receiving the notice.
4.2.3 Unilaterally, by the Manager; the Manager shall send to the Fund's Board of Directors a written notice; the Contract is considered terminated after three months from the day of the Fund's receiving the notice.
4.2.4 If the Manager's license is suspended, revoked, terminated or expired and such license is mandatory in order to act as the Fund's executive body.
4.2.5 If the Manager is liquidated or declared bankrupt.
4.3 If the Fund is liquidated or declared bankrupt, the Parties' actions shall be determined by a separate agreement. If an agreement is not reached, this Contract is considered terminated after the Parties fulfilled their obligations existed prior to the Fund's liquidation or bankruptcy.
4.4 If this Contract is terminated, the Manager shall transfer to a Fund's representative, authorized by the Fund's Board of Directors, all Fund's documentation.
4.5 The Manager shall compensate the Fund for all damages incurred by the Fund as a result of Manager's failure to fulfill its obligations under this Contract.

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4.6   All disputes in connection with this Contract shall be resolved by a court or by an arbitral court.
4.7   All changes and amendments to this Contract shall be in writing.

      Parties' legal addresses and banking information.

      Signatures

      /s/ M.N. Churaeva               Pioneer First

      /s/ M.Yu. Chebotaryev           First Investment
                                      Voucher Fund

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                            Translation from Russian

                                 AMENDMENT NO. 1
                TO THE CONTRACT OF AGENCY NO. A - 618 OF 11.24.98
                    ON THE MANAGEMENT OF THE INVESTMENT FUND

       Moscow                                                 December 13, 1998

      Closed Joint-Stock Company "Pioneer First" Company for the Management of Investment Funds" (the "Manager") represented by its General Director Ms. Churaeva M.N., acting on the basis of its Charter, and Open Joint-Stock Company "First Investment Voucher Fund" (the "Fund"), represented by Mr. Chebotarev M.Yu., its Board of Directors' Chairman, acting on the basis of its Charter (the "Parties"), have entered into this Amendment to the Contract No. A-618 of
11.24.98 with respect to the following:

1.    MAIN PROVISIONS

1.1 Under a mutual agreement of the Parties, section 3 titled "Fund's rights and obligations", setting forth the Manager's remuneration under the Contract No. A-618, dated 11.24.98, becomes effective on January 1, 1999.
1.2 From November 24,1998 through December 31, 1998, all financial relations between the Parties shall be governed by the Contract of Management No. 10, dated April 8, 1995:
      A Managers annual remuneration shall be set at 10% of the value of the Fund's annual average assets.
      A quarterly remuneration shall be set forth as one-fourth of the value of the Fund's assets as of the end of a quarter.
      A revision of the remuneration shall take place once a year, based on the results of the Fund's annual activity.
1.3   All terms and condition of the Contract No. A-618 of 11.24.98, except
      Section 3 titled "Fund's rights and obligations", under a mutual agreement of the Parties are effective as of 11.24.98.

      This Amendment has been executed in two original copies, one for each party; both copies have an equal legal force.

      Parties' legal addresses and banking information.

      Signatures

      /s/ M.N. Churaeva               Pioneer First

      /s/ M.Yu. Chebotaryev           First Investment
                                      Voucher Fund

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THE PIONEER GROUP, INC.

60 State Street
Boston, MA 02109-1820
617-742-7825

[PIONEER LOGO]

      The undersigned hereby certifies that the translation of Management Agreement dated as of November 24, 1998 by and between Closed Joint-Stock Company "Pioneer First" and Open Joint-Stock Company "First Investment Fund" (formerly Open Joint-Stock Company "First Investment Voucher Fund"), as amended December 13, 1998 to which this certification is attached is a fair and accurate translation of the original document executed in Russian.

Dated: May 22, 2000


                                     /s/ Catherine Mannick
                                     ----------------------------------------
                                     Name: Catherine Mannick
                                     Title: Vice President and Assistant
                                     General Counsel, The Pioneer Group,
                                     Inc.